Exhibit 99.1
News Release
Contacts:
Integra LifeSciences Holdings Corporation

John B. Henneman, III	Angela Steinway
Executive Vice President,	Manager,
Finance and Administration,	Investor Relations
and Chief Financial Officer
(609) 275-0500	(609) 936-2268
jhenneman@Integra-LS.com	Angela.Steinway@Integra-LS.com
Integra LifeSciences Reports First Quarter 2009 Financial Results
Revenues for the first quarter increase to $161 million
Operating cash flow increases to $37 million
Repurchased $32 million of 2.75 percent 2010 convertible notes
Plainsboro, New Jersey, May 6, 2009 — Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the first quarter ending March 31, 2009. Total revenues were $161.0 million, reflecting an increase of $4.9 million, or 3%, over the first quarter of 2008. Excluding the impact of currency exchange rates, revenues increased 6% for the quarter ended March 31, 2009. Revenues by product category are presented in a table at the end of this press release.
“Despite ongoing challenges in the global economy and the financial condition of hospitals, we are pleased with the underlying strength of our business, particularly our operating cash flow. We have reacted rapidly to the changes in our environment, reducing costs and reallocating resources toward our less economically sensitive markets,” said Integra’s President and Chief Executive Officer, Stuart Essig.
The Company reported GAAP net income of $9.6 million, or $0.32 per diluted share, for the first quarter of 2009, compared to GAAP net income of $9.1 million, or $0.32 per diluted share, for the first quarter of 2008.
Adjusted net income for the first quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $13.8 million, or $0.47 per diluted share. Adjusted net income for the first quarter of 2008, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $14.4 million, or $0.50 per diluted share.
Integra generated $37.2 million in operating cash flow and used $3.0 million of cash on capital expenditures in the first quarter of 2009.
During the quarter, Integra repurchased $32.1 million par value of its 2.75% senior convertible notes due June 2010 for a total of $29.5 million. “We will continue to review our capital structure over the coming twelve months. Repurchasing our convertible notes at a discount is a good use of our cash, allowing us to reduce not only our interest expense, but also the ultimate cash principal payment,” said Jack Henneman, Integra’s Chief Financial Officer.

Adjusted EBITDA for the first quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $33.8 million, an increase of 8% compared to the same period last year. Adjusted EBITDA excluding stock-based compensation, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $37.5 million, an increase of 8% compared to the same period last year.
GAAP net income per diluted share results stated above include the impact of the application of FSP APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (including Partial Cash Settlement)” and EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” which were implemented on January 1, 2009 and require retrospective implementation. FSP APB 14-1 requires that we separately account for the liability and equity components of our convertible debt instruments, which may be settled in cash upon conversion, in a manner that reflects an applicable nonconvertible debt borrowing rate at the time that we issued such convertible debt instruments. The Company’s previously reported GAAP earnings per diluted share have been adjusted to reflect the implementation of FSP APB 14-1.
EITF 03-6-1 requires unvested share-based payment awards, which have non-forfeitable dividend rights or dividend equivalents, to be considered participating securities and they are now required to be included in computing earnings per share under the two-class method. The Company’s previously reported diluted shares outstanding, earnings per diluted share and adjusted earnings per diluted share have been adjusted to reflect the implementation of EITF 03-6-1.
Adjusted earnings per diluted share results stated above for the first quarters of both 2008 and 2009 exclude the impact of the implementation of FSP APB 14-1, but include the impact of the application EITF 03-6-1.
Integra is providing 2007 and 2008 quarterly results reflecting the implementation of FSP APB 14-1 in its Quarterly Financial Summary, which is located under Events & Presentations in the Investor Relations section of its website (www.Integra-LS.com) and in the Company’s Current Report on Form 8-K filed this morning.
Outlook for 2009
The Company has reduced its revenue and earnings per share guidance for the full year 2009. The Company is now anticipating revenues between $680 million and $700 million, versus prior guidance of $720 million to $740 million. The Company is now guiding to GAAP earnings per diluted share of between $1.63 and $1.83 versus prior guidance of between $1.86 and $2.06, and to adjusted earnings per diluted share of between $2.00 and $2.20 versus prior guidance of between $2.20 and $2.40. We expect revenues in the fourth quarter of 2009 will be the strongest of the year. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges (such as acquisition-related charges, facility consolidation, manufacturing and distribution transfer, and system integration charges, and non-cash interest expense related to the application of FSP APB 14-1) that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.
On a quarterly basis, the Company expects to incur approximately $3.7 million, or $0.08 per share, of share-based compensation expense associated with FAS 123R in 2009. This non-cash compensation expense is reflected in both the GAAP and adjusted earnings per share guidance for 2009 provided above.

Conference Call
Integra has scheduled a conference call for 9:00 AM ET on Wednesday, May 6, 2009 to discuss financial results for the first quarter of 2009 and forward-looking financial guidance. The conference call will be hosted by Stuart Essig, President and Chief Executive Officer of Integra, and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing 719-325-4859 and using the passcode 4833677. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.Integra-LS.com. Access to a replay is available through May 20, 2009 by dialing 719-457-0820 and using the passcode 4833677, or through the webcast.
***
Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is dedicated to improving the quality of life for patients through the development, manufacturing and marketing of clinically relevant, innovative and cost-effective surgical implants and medical instruments. The Company’s products are used to treat millions of patients every year, primarily in neurosurgery, orthopedics and general surgery. Integra’s headquarters are in Plainsboro, New Jersey, and it has research and manufacturing facilities throughout the world. http://www.Integra-LS.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as acquisition-related charges, non-cash interest expense related to the application of FSP APB 14-1, and income tax expense (benefit) related to non-GAAP adjustments, and non-cash compensation expense associated with FAS 123R. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the timing and amount of share-based awards granted to employees; fluctuations in foreign currency exchange rates; the amount of our convertible notes outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2008 and information contained in subsequent filings with the Securities and Exchange Commission.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates. Adjusted EBITDA consists of net income, excluding: (i) income taxes, (ii) other income (expense), net, (iii) depreciation and amortization, (iv) interest income and expense, and (v) those operating expenses also excluded from adjusted net income. Adjusted net income consists of net income, excluding: (i) acquisition-related charges; (ii) facility consolidation, manufacturing and distribution transfer and system integration charges; (iii) certain employee termination and related costs; (iv) charges associated with discontinued or withdrawn product lines; (v) charges related to restructuring our European subsidiaries; (vi) charges related to litigation matters or disputes; (vii) intangible asset impairment charges; (viii) incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility; (ix) charges recorded in connection with terminating defined benefit pension plans; (x) charges relating to the grant of restricted stock units in connection with the extension of the term of the CEO’s employment agreement; (xi) gain related to the early extinguishment of convertible notes; (xii) non-cash interest expense related to the application of FSP APB 14-1; (xiii) the income tax expense/benefit related to these adjustments; (xiv) quarterly adjustments to income tax expense/benefit related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items; and (xv) income tax expenses or gains related to restructuring our European subsidiaries. Adjusted net income attributable to diluted shares is calculated by multiplying adjusted net income by the diluted share percentage shown in Note 10 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. Adjusted earnings per diluted share are calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues, net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended March 31, 2009 and 2008 appear in the financial tables in this release.
Integra believes that the presentation of adjusted revenues, adjusted EBITDA, adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.Integra-LS.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008

TOTAL REVENUES	$160,950	$156,008

COSTS AND EXPENSES
Cost of product revenues	58,148	62,212
Research and development	10,643	7,798
Selling, general and administrative	66,451	62,489
Intangible asset amortization	3,456	2,973

Total costs and expenses	138,698	135,472

Operating income	22,252	20,536

Interest income	247	687
Interest expense	(6,684)	(8,567)
Other income (expense), net	(868)	1,507

Income before income taxes	14,947	14,163

Income tax expense (benefit)	5,380	5,113

Net income	9,567	9,050

Diluted share percentage*	99%	98.3%
Net income attributable to diluted shares*	$9,471	$8,896

Diluted net income per share	$0.32	$0.32

Weighted average common shares outstanding for diluted net income per share	29,252	28,199

*	See Note 10 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.
(In thousands, except per share amounts)
A. Growth in total revenues excluding the effects of currency exchange rates

	Three Months Ended
	March 31,
	2009	2008	Change
Integra NeuroSciences	$59,731	$61,704	-3%
Integra Orthopedics	$64,366	$50,355	28%
Integra Medical Instruments	$36,853	$43,949	-16%

Net Sales	$160,950	$156,008	3%

FX impact	$5,170	—

Growth in total revenues excluding the effects of Currency exchange rates	$166,120	$156,008	6%
B. Items included in GAAP net income

	Three Months Ended
	March 31,
	2009	2008

Acquisition-related charges (a)	$2,007	$3,208

Employee termination and related costs (b)	450	—

Facility consolidation, manufacturing and distribution transfer and system integration charges (c)	203	364

Incremental professional and bank fees related to (i) the delayed filing of financial statements and (ii) waivers or possibility of obtaining waivers under our revolving credit facility (d)	350	548

Charges related to restructuring European subsidiaries* (e)	1,876	—

Gain related to early extinguishment of convertible notes (f)	(1,213)	—

Non-cash interest expense related to the implementation of FSP APB 14-1 (g)	2,762	4,352

Income tax expense (benefit) related to above adjustments and to the cumulative impact of changes in state and foreign income tax rates and certain infrequently occurring items that affected the reported tax rate	(2,244)	(3,161)

FAS 123R Stock-based compensation	3,760	3,478

Depreciation and amortization expense	8,676	7,073

*
Adjusted net income for the first quarter of 2009 excludes a $1,876 foreign exchange loss associated with an intercompany loan set up in connection with the restructuring of a German subsidiary in the fourth quarter of 2008. Adjusted net income for the first quarter of 2009 and the prior period include foreign exchange gains and losses associated with intercompany loans not related to the restructuring.

(a)	Q1 2009 — all recorded in cost of product revenues. Q1 2008 — all recorded in cost of product revenues.

(b)	Q1 2009 — $57 recorded in cost of product revenues, $233 recorded in selling general and administrative, $160 recorded in research and development.

(c)
Q1 2009 — $134 recorded in cost of product revenues, $69 recorded in selling general and administrative.
Q1 2008 — $235 recorded in cost of product revenues, $129 recorded in selling general and administrative.

(d)	Q1 2009 — $200 recorded in selling general and administrative, $150 recorded in interest expense. Q1 2008 — $230 recorded in selling general and administrative, $318 recorded in interest expense.

(e)	Q1 2009 — all recorded in other income (expense), net.

(f)	Q1 2009 — all recorded in other income (expense), net.

(g)	Q1 2009 — all recorded in interest expense. Q1 2008 — all recorded in interest expense.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS — NET INCOME TO ADJUSTED EBITDA AND
ADJUSTED EBITDA EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)
(In thousands)

	Three Months Ended
	March 31,
	2009	2008

GAAP net income	$9,567	$9,050
Non-GAAP adjustments:

Depreciation and amortization expense	8,676	7,073

Other income (expense), net	868	(1,507)

Interest expense	6,684	8,567

Interest income	(247)	(687)

Income tax expense (benefit)	5,380	5,113

Acquisition-related charges	2,007	3,208

Employee termination and related costs	450	—

Facility consolidation, manufacturing and distribution transfer and system integration charges	203	364

Incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility (1)	200	230

Total of non-GAAP adjustments	24,221	22,361

Adjusted EBITDA	$33,788	$31,411

FAS 123R Stock-based compensation	3,760	3,478

Adjusted EBITDA excluding stock-based compensation	$37,548	$34,889

(1)
Q1 2009 — This amount differs from Table B above, as $150 of the $350 expense is already in interest expense, which is a separate adjustment above.
Q1 2008 — This amount differs from Table B above, as $318 of the $548 expense is already in interest expense, which is a separate adjustment above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS — HISTORICAL
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008

GAAP net income	$9,567	$9,050
Non-GAAP adjustments:

Acquisition-related charges	2,007	3,208

Employee termination and related costs	450	—

Facility consolidation, manufacturing and distribution transfer and system integration charges	203	364

Incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility	350	548

Charges related to restructuring European subsidiaries	1,876	—

Gain related to early extinguishment of convertible notes	(1,213)	—

Non-cash interest expense related to the Application of FSP APB 14-1	2,762	4,352

Income tax expense (benefit) related to above adjustments and to the cumulative impact of changes in state and foreign income tax rates and certain infrequently occurring items that affected the reported tax rate	(2,244)	(3,161)

Total of non-GAAP adjustments	4,191	5,311

Adjusted net income	$13,758	$14,361

Diluted share percentage*	99%	98.3%
Adjusted net income attributable to diluted shares	$13,620	$14,117

Weighted average common shares outstanding for diluted net income per share	29,252	28,199

Adjusted diluted net income per share	$0.47	$0.50

*	Calculated consistently with Note 10 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009

CONDENSED BALANCE SHEET DATA
(UNAUDITED)
(In thousands)

	March 31,	December 31,
	2009	2008

Cash and cash equivalents	$185,630	$183,546
Accounts receivable, net	101,610	112,417
Inventory, net	141,582	146,103

Bank line of credit	260,000	260,000
Convertible securities	271,307	299,480	*

Stockholders’ equity	374,269	372,309	*

*	Differs from previously reported values due to the retrospective adoption of APB 14-1

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS — GUIDANCE
(In thousands, except per share amounts)

	Projected Year Ended
	December 31, 2009
	Low	High
GAAP net income	$48,200	$54,100

Non-GAAP adjustments:

Acquisition-related charges	4,560	4,560

Employee termination and related costs	470	470

Facility consolidation, manufacturing and distribution transfer, and system integration charges	830	830

Incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility	350	350

Charges related to restructuring European subsidiaries	1,880	1,880

Gain related to early extinguishment of convertible notes	(1,210)	(1,210)

Non-cash interest expense related to the application of FSP APB 14-1	10,660	10,660

Income tax expense (benefit) related to above adjustments	(6,740)	(6,740)

Total of non-GAAP adjustments	10,800	10,800

Adjusted net income	$59,000	$64,900

Weighted average common shares outstanding for diluted net income per share	29,500	29,500

GAAP diluted net income per share	$1.63	$1.83

Non-GAAP adjustments detailed above (per share)	$0.37	$0.37

Adjusted diluted net income per share	$2.00	$2.20

IART-F
Source: Integra LifeSciences Holdings Corporation